SECOND AMENDMENT TO SYNDICATED LOAN AGREEMENT


      This Second Amendment to Syndicated Loan Agreement ("Second Amendment") is made this 2nd day of September, 1998, by and among Piercing Pagoda, Inc. ("PPI"), a Delaware corporation having its chief executive office at 3910 Adler Place, Bethlehem, Pennsylvania 18016, Piercing Pagoda of Florida, Inc. ("PPF"), a Florida corporation having its chief executive office at 1370 Washington Avenue, Suite 314, Miami Beach, Florida 33139 (PPI and PPF are hereinafter collectively referred to and obligated as "Borrower"), the financial institutions now or hereafter parties hereto and their respective successors and assigns (each a "Lender" and collectively, the "Lenders"), Summit Bank ("Summit"), a New Jersey bank having offices at One Bethlehem Plaza, Bethlehem, Pennsylvania 18018, and First Union National Bank ("FUNB"), a national bank having offices at 123 South Broad Street, Philadelphia, Pennsylvania 19109, successor by merger to CoreStates Bank, N.A. ("CoreStates"). Summit and FUNB are co-agent for Lenders (in such capacity, each an "Agent" and collectively, the "Agents"), and FUNB is administrative agent and issuing bank for the Lenders (in such capacity, the "Administrative Agent").

BACKGROUND

           Pursuant to the terms and subject to the conditions set forth in that certain Syndicated Loan Agreement dated March 27, 1997 by and among PPI, Lenders, Agents and Administrative Agent as amended by that certain First Amendment to Syndicated Loan Agreement dated November 21, 1997, by and among such parties (as amended, the "Loan Agreement"), PPI is currently indebted to Lenders for repayment of various loans, advances and extensions of credit made by Lenders to or for the benefit of PPI under a revolving credit facility in the principal sum of up to Eighty Million ($80,000,000.00) Dollars (the "Revolving Loan"), which indebtedness is evidenced by those certain Replacement Revolving Loan Notes dated November 21, 1997, executed and delivered by PPI to each Lender (in the amount of each such Lender's Commitment).

           Effective April 28, 1998, CoreStates was merged into and succeeded by FUNB. As a consequence of said merger, FUNB has succeeded to and assumed
CoreStates' interest in and obligations under the Loan Agreement, the Loan Documents and the Revolving Loan, including the Commitment then held by CoreStates.

           PPI has notified Lenders that it intends to purchase from Richard P. Russ ("Russ") all of the issued and outstanding capital stock of PPF, a franchisee of PPI.

           PPI has requested that: (i) each Lender approve the acquisition by PPI of all of the issued and outstanding capital stock of PPF from Russ, (ii) FUNB temporarily increase its Commitment under the Revolving Loan by the amount of Ten Million ($10,000,000.00) Dollars (the "Temporary Commitment Increase"),
(iii) in conjunction with the Temporary Commitment Increase, the Cash Advance Sublimit under the Revolving Loan be temporarily increased by Ten Million ($10,000,000.00) Dollars to Sixty Million ($60,000,000.00) Dollars, and (iv) the Line Limit under the Revolving Loan be temporarily increased by Ten Million ($10,000,000.00) Dollars to Ninety Million ($90,000,000.00) Dollars; and the Lenders are willing to do so under the terms and subject to the conditions set forth in this Second Amendment and the instruments, agreements and documents to be executed and/or delivered pursuant to this Second Amendment.

      NOW,  THEREFORE,   with  the  foregoing   Background  deemed  incorporated
hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

SECTION 1. DEFINITIONS.

      1.01 Capitalized Terms. All capitalized terms not otherwise defined in this Second Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. CONFIRMATION OF EXISTING INDEBTEDNESS AND RATIFICATION
OF LOAN DOCUMENTS.

      2.01 Confirmation of Existing Indebtedness. Borrower hereby unconditionally acknowledges and confirms that: the aggregate outstanding principal balance of PPI to Lenders evidenced by the Replacement Revolving Loan Notes is, as of August 31, 1998, Sixty-Seven Million Three Hundred Nineteen Thousand Thirteen and 55/100 ($67,319,013.55) Dollars; the aggregate face amount of Letters of Credit issued by the Administrative Agent on behalf of each Lender for the Account of PPI under the Revolving Loan is, as of the date hereof, Forty-Two Million One Hundred Ninteen Thousand Thirteen and 55/100 ($42,119,013.55) Dollars; interest on the Obligations has been paid through July 31, 1998; and the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses is, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.

      2.02 Ratification of Loan Documents.

           (A) Borrower hereby unconditionally ratifies and confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents, and agrees that it remains unconditionally liable to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents.

           (B) Without limiting the generality of the immediately preceding Subparagraph 2.02(A), Borrower hereby unconditionally ratifies and confirms and reaffirms in all respects and without condition, the provisions of the Loan Documents permitting
Lenders to Confess Judgment against Borrower.

SECTION 3. AMENDMENTS TO FINANCING AGREEMENTS.

      3.01 The Revolving Loan.

           (A) Paragraph 1.15 of the Loan Agreement is hereby amended to temporarily increase the Cash Advance Sublimit from Fifty Million ($50,000,000.00) Dollars to Sixty Million ($60,000,000.00) Dollars; on November 1, 1998, the Cash Advance Sublimit shall, without further notice to Borrower or any other action on the part of Lenders or the Administrative Agent to be taken, be reduced to Fifty Million ($50,000,000.00) Dollars;

           (B) Paragraph 1.17 of the Loan Agreement is hereby amended to provide that the aggregate "Commitment" of the Lenders is hereby temporarily increased by the sum of Ten Million ($10,000,000.00) Dollars to the sum of Ninety Million ($90,000,000.00) Dollars; on November 1, 1998, the aggregate Commitment of Lenders shall, without further notice to Borrower or any other action on the part of Lenders or the Administrative Agent to be taken, be reduced to Eighty Million ($80,000,000.00) Dollars;

           (C) FUNB's Commitment shall be increased from Fifty-Three Million Three Hundred Thirty-Five Thousand ($53,335,000.00) Dollars (inclusive of the Commitment of CoreStates prior to its merger into FUNB) to Sixty-Three Million Three Hundred Thirty-Five Thousand ($63,335,000.00) Dollars;

           (D) Paragraph 1.45 of the Loan Agreement is hereby temporarily amended to increase the Line Limit by the sum of Ten Million ($10,000,000.00) Dollars to the sum of Ninety Million ($90,000,000.00) Dollars; on November 1, 1998, the Line Limit shall be reduced to Eighty Million ($80,000,000.00) Dollars; and

           (E) Paragraph 1.52 of the Loan Agreement is hereby amended to redefine the term "Notes" to mean, collectively, the "Second Replacement Revolving Loan Notes" (as hereinafter defined).

      3.02 The Second Replacement Revolving Loan Notes. Contemporaneously herewith, to evidence FUNB's increase in its Commitment, the merger of CoreStates into FUNB, the joinder of PPF to the Loan Documents and the Temporary Commitment Increase, Borrower shall execute and deliver to each Lender its Second Replacement Revolving Loan Note in an amount equal to each Lender's Commitment. Each Second Replacement Revolving Loan Note shall replace and supersede (but not extinguish any unpaid Obligations evidenced by) the Replacement Revolving Loan Notes dated November 21, 1997, executed and delivered by Borrower to each Lender (and CoreStates).

      3.03 Joinder of PPF to Loan Documents. In consideration of the mutual covenants set forth herein, PPF, hereby joins in and agrees to be jointly and severally liable and obligated to Lenders as a Borrower under the Loan Agreement and the other Loan Documents and agrees to be bound by all the terms and conditions set forth therein. Effective as of the date hereof, the term "Borrower" as used in the Loan Agreement and the other Loan Documents shall jointly and severally refer to PPI and PPF.

      3.04 Repayment of the Temporary Commitment Increase. On or before October 31, 1998, Borrower shall repay to FUNB the Temporary Commitment Increase, or so much thereof as shall have been advanced by FUNB, together with all accrued and unpaid interest. Commencing November 1, 1998, FUNB's Commitment shall be permanently reduced to Fifty-Three Million Three Hundred Thirty-Three Thousand ($53,333,000.00) Dollars.

SECTION 4. WARRANTIES AND REPRESENTATIONS.

      4.01 Reaffirmation of Warranties and Representations. All warranties and representations set forth in the Loan Agreement and the other Loan Documents are hereby reasserted and restated by PPI as of the date hereof as if set forth at length herein. Borrower hereby acknowledges that such warranties and representations, and the warranties and representations set forth below, are being specifically relied upon by Lenders as a material inducement to Lenders to enter into this Second Amendment and increase aggregate Commitment, the Line Limit and the Cash Advance Sublimit under the Revolving Loan.

      4.02 Additional Warranties and Representations. To induce Lenders to enter into this Second Amendment, Borrower further represents and warrants to Lenders that:

           (A) Borrower has the power, authority and capacity to enter into and perform this Second Amendment and all related instruments, agreements and documents, and to incur the Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Second Amendment and related instruments, agreements and documents;

           (B) This Second Amendment is valid, binding and enforceable against Borrower in accordance with its terms;

           (C) PPI has  acquired  all of the  issued and  outstanding  shares of stock of PPF pursuant to a Stock Purchase Agreement dated August 31, 1998 between PPI and Russ (the "Stock Purchase Agreement") and all applicable Law; and

           (D) No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Second Amendment or any related instrument, agreement or document, or undertaking or performance of any Obligation hereunder or thereunder.

SECTION 5. CONDITIONS PRECEDENT.

      This Second  Amendment is subject to the  following  conditions  precedent
(all instruments, agreements and documents to be in form and substance satisfactory to each Lender and its counsel):

      5.01  Documents  Required for Closing.  Borrower  shall have duly executed
and/or   delivered  (or  caused  to  be  duly  executed  and/or   delivered)  to
Administrative Agent the following:

           (A) This Second Amendment, the Second Replacement Revolving Loan Notes, Explanations and Waivers of Rights regarding Confession of Judgment with respect to the Second Replacement Revolving Loan Notes and each other instrument, agreement and document to be executed and/or delivered pursuant to this Second Amendment and/or the instruments, agreements and documents referred to in this Second Amendment;

           (B) A certified (as of the date of this Second Amendment) copy of resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this Second Amendment and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein;

           (C) A certificate (dated the date of this Second Amendment) of Borrower's corporate secretary as to the incumbency and specimen signatures of the officers of Borrower executing this Second Amendment and each other document to be executed and/or delivered pursuant hereto;

           (D) Receipt and approval by Lenders of the Stock Purchase Agreement, all schedules thereto, and all related instruments, agreements and documents;

           (E) EARS, Inc., a Delaware corporation, a guarantor and surety for the Obligations, shall unconditionally reaffirm in writing its suretyship for the Obligations and consent to this Second Amendment; and

           (F) Such other instruments, agreements and documents as may be required by each Lender and/or its counsel.

SECTION 6. MISCELLANEOUS.

      6.01 Integrated Agreement. This Second Amendment and all of the instruments, agreements and documents executed and/or delivered in conjunction with this Second Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Loan Agreement and the other Loan Documents. All such instruments, agreements and documents, and this Second Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Second Amendment shall constitute an amendment thereto and shall govern and control.

      6.02 Expenses of Lenders and Administrative Agent. Borrower will pay, on demand, all reasonable out-of-pocket expenses, including the reasonable fees and expenses of legal counsel for each Lender and the Administrative Agent, incurred in connection with this Second Amendment and all instruments, agreements and documents executed and/or delivered in connection with this Second Amendment. Subject to Paragraph 2.11(B) of the Loan Agreement, any Agent may charge any deposit account of Borrower maintained at such Agent for all or any part of any amount due hereunder.

      6.03 Counterpart Execution. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Syndicated Loan Agreement to be duly executed and exchanged as of the day and year first above written.

ATTEST:                             PIERCING PAGODA, INC.


By:_____________________________
By:______________________________
      Name:                                     Name:
      Title:                                    Title:

           [Corporate Seal]

ATTEST:                             PIERCING PAGODA OF FLORIDA,
INC.


By:_____________________________
By:______________________________
      Name:                                     Name:
      Title:                                    Title:


           [Corporate Seal]

Commitment: $26,665 ,000.00

SUMMIT BANK, for itself and as Agent
 for Lenders



By:______________________________
   Name:
   Title:

[Signatures continue on following page.]
[Signatures continued from previous page.]


Commitment: $63,335,000.00                FIRST UNION NATIONAL
BANK, N.A., for itself, as successor to CoreStates Bank, N.A., and as Agent and Administrative Agent for Lenders



By:
                                          Name:
                                          Title:



PHIL1\144598-1